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                                                                   Exhibit 99.01

FOR IMMEDIATE RELEASE

  VISTACARE REPORTS THIRD QUARTER AND TRANSITIONAL FISCAL YEAR 2004 RESULTS

SCOTTSDALE, AZ, Dec. 6, 2004 -- VistaCare, Inc. (Nasdaq: VSTA) a leading provider of hospice services in the United States, today reported results for the third quarter and for its nine-month transition period ended September 30, 2004.

On August 19, 2004, VistaCare's Board of Directors changed the Company's fiscal year end from December 31 to September 30. The nine-month results now being reported by the Company relate to the transitional nine-month period ended September 30, 2004.

Net patient revenue for the third quarter was $48.7 million, down slightly from $50.0 million reported for the third quarter of 2003. Net patient revenue for the third quarter was impacted by a $7.8 million reserve taken for Medicare Cap. The Company reported a net loss for the quarter of $6.2 million, or $0.38 per share compared with net income of $3.8 million, or $0.22 per share for the third quarter of 2003.

Third quarter results reflected a $2.3 million increase in costs associated with marketing staff recruiting, training and compensation, $0.7 million in costs associated with new site development, and approximately $2.4 million associated with additional legal, insurance, severance and lease termination expenses.

Cash flow from operations for the quarter was negative $3.6 million, compared with $0.8 million for the third quarter of 2003. As of September 30, 2004, VistaCare had $61.9 million in cash and equivalents and virtually no debt.

For the nine-month period ended September 30, 2004, net patient revenue was $150.4 million, up 9 percent from $138.1 million reported for the same period during 2003. The net loss for the nine-month period ended September 30, 2004 was $4.2 million compared with net income of $10.5 million for the same period of 2003. The net loss per diluted share for the nine-month period ended September 30, 2004 was $0.26 compared with net income per diluted share of $0.62 reported for the same period last year. Cash flow from operations for the nine-month period ended September 30, 2004 was $16.6 million compared with $8.5 million for the same period of 2003.

Average daily census was 5,316 for the quarter ended September 30, 2004, an 8.1 percent increase from 4,916 for the quarter ended September 30, 2003. As of September 30, 2004 the patient census was 5,304. Admissions for the quarter ended September 30, 2004 were 3,949, up 5.2 percent from 3,754 for the quarter ended June 30, 2004 and down 1.2 percent from 3,995 for the third quarter of 2003. Admission trends were positive for the months of October and November.

"We have continued to invest in programs during 2004 to effectively manage our Medicare Cap exposure and resume growth in fiscal 2005," said Richard R.
Slager,
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Chairman, President and Chief Executive Officer. "Our results for the third quarter were impacted by costs to implement these programs as well as our current accrual estimate for Medicare Cap exposure. The $7.8 million charge this quarter brings the total charge taken in 2004 to $14.8 million. The current quarter's Cap reserve includes $1.6 million in actual assessment from letters received from our fiscal intermediary between June to October of 2004 for the 2003 Medicare regulatory year, related to pro-ration of service dates for patients who received services from other hospice programs prior to or after their admission into a VistaCare program and technical disqualifications of Cap credits. Based on the assessment letters received during June to October 2004 for fiscal 2003, another $2.0 million was reserved for pro-ration for patient service dates based on patient discharges and estimated services that these 2004 patients may receive from other hospice programs during 2005. The remaining $4.2 million of the Medicare Cap reserve for the third quarter of fiscal 2004 is for patient activity recorded from June 30th to the end of the 2004 Medicare regulatory year.

"Our new programs are focused on a variety of growth opportunities including new site development, sales organization expansion, and hospital nurse liaison programs which should also reduce our Medicare Cap exposure as the new fiscal year unfolds. We have made significant progress as a result of these programs. For example, during 2004 twelve sites were under development, of which seven have now been licensed and are accepting patients. In addition, as of September 30, 2004 we had 147 Directors of Professional Relationships (DPRs) to manage our marketing efforts at the site level, compared with 135 at the end of the second quarter," continued Mr. Slager. "We are now beginning to see the positive impact of these growth strategies. During October and November we achieved the greatest number of monthly admissions for the calendar year to date. We believe that continued successful execution of our programs, and the continued productivity improvement of our DPRs, will allow us to achieve positive census growth in fiscal 2005 despite an increasingly competitive environment" Mr. Slager concluded.

"Looking ahead to fiscal 2005, we believe that patient census growth of between 10 percent and 15 percent, compared with fiscal 2004, is achievable as the experience level of our expanded marketing staff continues to increase," said Mark Liebner, Chief Financial Officer. "Revenue should be favorably impacted by the October 1st Medicare rate increase, which is expected to average approximately 3 percent across all sites.

"We estimate that total future charges against revenue for Medicare Cap exposure for fiscal 2005 will be in the range of $6 to $8 million. These accruals will be periodically re-evaluated and adjusted as necessary throughout 2005 based on actual performance and the effectiveness of the programs described above to manage our Medicare Cap exposure," Mr. Liebner stated. "We believe our Medicare Cap exposure should prove to be lower than the charge for fiscal 2004 due to the continued implementation of targeted growth initiatives. As part of these initiatives, we hope to have the remaining five sites now under development licensed over the next several months and to begin development of ten additional sites during fiscal 2005. In the near term, these initiatives to stimulate new growth and to reduce our Cap exposure will continue to impact operating margins,
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although we do expect sequential quarterly improvement in operating margins during fiscal 2005. Based on a tax rate of 40 percent and no material increase in the outstanding share count, we expect earnings per diluted share between $0.35 and $0.45 for fiscal 2005," Mr. Liebner concluded.

CONFERENCE CALL DETAILS

VistaCare will hold a conference call and webcast on MONDAY, DECEMBER 6TH, 2004 AT 5:00 PM EASTERN TIME (2:00 PM PACIFIC) to discuss the Company's third quarter results and current corporate developments. The dial-in number for the conference call is 800-218-0713 for domestic participants and 303-275-2170 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion and will remain available through midnight Eastern Time on Monday, December 13th, 2004. It can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, both using the passcode 11015245#. To access the live webcast of the call, go to VistaCare's website at www.vistacare.com and click on Investor Relations. An archived webcast will also be available at www.vistacare.com.

ABOUT VISTACARE

VistaCare is a leading provider of hospice services in the United States. Through interdisciplinary teams of physicians, nurses, home healthcare aides, social workers, spiritual and other counselors and volunteers, VistaCare provides care primarily designed to reduce pain and enhance the quality of life of terminally ill patients, most commonly in the patient's home or other residence of choice.

FORWARD-LOOKING STATEMENTS

Certain statements contain in this press release regarding VistaCare, Inc.'s business which are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "estimate," "should," "expect," "hope," "designed to," "anticipate," "plan," "reserve," "expectations" and similar expressions identify forward looking statements, which speak only of the date the statement was made. VistaCare does not undertake and specifically disclaims any obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care industry, periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs, difficulties predicting patients' length of stay including days pro-ration for service at third-party hospice providers, potential inability to increase patient enrollment at certain facilities and estimating potential reimbursement obligations, challenges inherent in
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VistaCare's growth strategy, the current shortage of qualified nurses and other health care professionals, VistaCare's dependence on patient referral sources, increasing competition and other factors detailed in the section identified as "Factors that May Affect Future Results," or "Risk Factors" in the Company's most recently filing of the Form 10-Q, Form 10-K, or other filings with the Securities Exchange Commission

COMPANY CONTACTS:        INVESTOR CONTACTS:                  MEDIA CONTACTS:

Mark Liebner             Douglas Sherk/Jennifer Beugelmans   Chris Toth
Chief Financial Officer  EVC Group                           EVC Group
(480)648-8778            (415)896-6820                       (415)896-6820
ir@vistacare.com         dsherk@evcgroup.com                 ctoth@evcgroup.com

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                              VISTACARE, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                (in thousands, except per share information)


                              Three Months Ended        Nine Months Ended
                                  September 30,           September 30,
                                 2004       2003        2004          2003
                                         (unaudited)              (unaudited)
   Net patient revenue         $48,718     $50,042     $150,436     $138,092
   Operating expenses:
      Patient care expenses    $35,810     $30,559     $100,096      $82,358
      General and
       administrative
       expenses, exclusive of
       stock based
       compensation charges
       reported below          $22,151     $13,584      $53,877      $40,081
      Depreciation and
       amortization             $1,087        $396       $3,005       $1,110
      Stock based compensation      81          89          239        1,239
   Total operating expenses    $59,129     $44,628     $157,217     $124,788
   Operating income (loss)    $(10,411)     $5,414      $(6,781)     $13,304

   Non-operating income (expense)
      Interest income             $152         $87         $364         $296
      Interest expense            $(19)       $(39)        $(68)       $(116)
      Other expense               $(18)       $(17)        $(48)        $(68)
   Total non-operating income
    (expense)                     $115         $31         $248         $112

   Net income (loss) before
    income taxes              $(10,297)     $5,445      $(6,533)     $13,416

   Income taxes expense        $(4,108)     $1,614      $(2,301)      $2,943

   Net income (loss)            (6,189)      3,831       (4,232)      10,473

   Accrued preferred stock
    dividends                       --          --           --           --

   Net income (loss) to common
    shareholder                $(6,189)     $3,831      $(4,232)     $10,473

   Net income (loss) per
    common share
      Basic net income (loss)
       per common share         $(0.38)      $0.24       $(0.26)       $0.67

      Diluted net income
       (loss) per common share  $(0.38)      $0.22       $(0.26)       $0.62

   Weighted average shares
    outstanding:
      Basic                     16,126      15,715       16,082       15,636

      Diluted                   16,126      17,141       16,082       16,951

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                              VISTACARE, INC.

                        CONSOLIDATED BALANCE SHEETS
                (in thousands, except per share information)

                                               September 30,    September 30,
                                                   2004              2003
                                                                  (unaudited)
                  ASSETS
   Current assets:
     Cash and cash equivalents                    $28,687           $11,372
     Short-term investments                        33,165            32,803
                                                   ------            ------
        Cash and short-term investments sub-total  61,852            44,175
     Patient accounts receivable, net              17,495            23,235
     Patient accounts receivable room & board, net  8,789             9,595
     Prepaid expenses and other current assets      3,404             1,714

   Total current assets                            91,540            78,719
   Equipment, net                                   5,379             4,150
   Goodwill, net of amortization of $2,408 at
    September 30, 2004 and December 31, 2003       20,564            20,564
   Other assets                                    17,295             8,211

   Total assets                                  $134,778          $111,644

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                              $1,367            $2,495
     Accrued expenses                              42,103            25,936
     Current portion of capital lease obligations       5               111

   Total current liabilities                       43,475            28,542
   Deferred tax liability-noncurrent                3,776             1,436

   Stockholders' equity:
     Class A Common Stock, $0.01 par value;
      authorized 33,000,000 shares; 16,209,282
      and 15,776,675 shares issued and outstanding
      at September 30, 2004 and September 30,
      2003, respectively                              162               158
     Additional paid-in capital                   107,084           101,675
     Deferred compensation                         (1,175)           (1,123)
     Accumulated deficit                          (18,544)          (19,044)

   Total stockholders' equity                      87,527            81,666

   Total liabilities and stockholders' equity    $134,778          $111,644

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                              VISTACARE, INC.

                    CONSOLIDATED STATEMENT OF CASH FLOWS
                               (in thousands)


                                               September 30,    September 30,
                                                   2004              2003
                                                                  (unaudited)
   Operating activities
   Net income                                     $(4,232)          $10,473
   Depreciation and amortization                    3,007             1,110
   Deferred compensation                              239             1,239
   Deferred tax assets                              1,413                23
   Loss on disposal of assets                          --                --
   Changes in Operating Assets & Liabilities
     Accounts receivable, net                       8,023             (6,142)
     Prepaid insurance and other current assets    (4,171)            (2,466)
     Accounts payable & accrued expenses           13,108              4,281
   Net cash provided by operating activities       17,387              8,518

   Investing activities
   Short-term cash investments -- net                (300)          (32,803)
   Capital expenditures                            (2,041)           (2,271)
   Internally developed software expenditures      (1,030)           (1,187)
   Other assets                                      (943)             (697)
   Net cash used in investing activities           (4,314)          (36,958)

   Financing activities
   Option exercise                                  1,286             1,219
   Secondary expenses                                  --              (511)
   Net cash provided by financing activities        1,286               708

   Net increase in cash                            14,359           (27,732)
   Cash, beginning of period                       14,328            39,104
   Cash, end of period                            $28,687           $11,372
   -------------------
   Cash and short-term investments, end of period $61,852           $44,175